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Exhibit 10.1D

FOURTH AMENDMENT TO
LIMITED PARTNERSHIP AGREEMENT
OF
THE MILLS LIMITED PARTNERSHIP

        THIS FOURTH AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF THE MILLS LIMITED PARTNERSHIP (this "Amendment"), dated as of December 17, 2002, is entered into by The Mills Corporation, a Delaware corporation, as general partner (the "General Partner") of The Mills Limited Partnership (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

        WHEREAS, Section 4.2(A) of the Limited Partnership Agreement of the Partnership (as heretofore amended, the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units (as defined in the Partnership Agreement) in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as determined by the General Partner in its sole and absolute discretion;

        WHEREAS, Section 4.2(A) of the Limited Partnership Agreement provides that no additional Partnership Units may be issued to the General Partner unless they are issued in connection with an issuance of capital stock of the General Partner having economic rights that are substantially similar to the economic rights of such Partnership Units and the General Partner contributes the proceeds of such capital stock to the Partnership;

        WHEREAS, the General Partner has entered into an Underwriting Agreement, dated as of December 12, 2002, pursuant to which the General Partner has agreed to issue shares of a newly created series of capital stock, designated 9% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock");

        WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 11.1(A) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Preferred Units, to be entitled Series C Cumulative Redeemable Preferred Partnership Units (the "Series C Preferred Partnership Units"), and to set forth the designations, rights, powers, preferences and duties of such Series C Preferred Partnership Units, which are substantially similar to those of the Series C Preferred Stock, and (ii) to make certain other changes to the Partnership Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

          1.    Amendments to Section 4.2.    Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2(F) the following section:

            G.    Series C Preferred Partnership Units.    Under the authority granted to it by Section 4.2(A) hereof, the General Partner hereby establishes an additional class of Preferred Units entitled "Series C Cumulative Redeemable Preferred Partnership Units" (the "Series C Preferred Partnership Units"). Series C Preferred Partnership Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit 7 hereto.

          2.    Exhibits to Partnership Agreement.

            (A)  The General Partner shall maintain the information set forth in Exhibit 1 to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership's affairs, and Exhibit 1 shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit 1. In addition to the designation of Series C Preferred Partnership Units pursuant to this Fourth Amendment, such information shall reflect (and Exhibit 1 shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

            (B)  The Partnership Agreement is hereby amended by attaching thereto as Exhibit 7 the Exhibit 7 attached hereto.

          3.    Certain Capitalized Terms.    All capitalized terms used in this Fourth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

          4.    Severability.    If any term or other provision of this Fourth Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Fourth Amendment shall remain in full force and effect and shall in no way be effectively impaired or invalidated.

          5.    Full Force and Effect.    Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment as of the date first set forth above.

THE MILLS CORPORATION, as General Partner of The Mills Limited Partnership and on behalf of existing Limited Partners

By:	/s/ KENNETH R. PARENT
Name:	Kenneth R. Parent
Title:	Chief Operating Officer

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FOURTH AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF THE MILLS LIMITED PARTNERSHIP